Quest Diagnostics Reports Second Quarter 2021 Financial Results;
Establishes Full Year 2021 Outlook

•Second quarter revenues of $2.55 billion, up 39.5% from 2020
•Second quarter reported diluted earnings per share ("EPS") of $4.96, up 264.2% from 2020; and adjusted diluted EPS of $3.18, up 123.9% from 2020
•Second quarter cash provided by operations of $460 million, up 30.1% from 2020
•Establishes full year 2021 outlook

SECAUCUS, N.J., July 22, 2021 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the second quarter ended June 30, 2021.

"We had another strong quarter, with a faster than expected recovery in our base business," said Steve Rusckowski, Chairman, CEO and President. "This was the first quarter since 2019 that organic base testing revenues grew in the quarter, driven by contributions from new hospital lab management contracts as well as people returning to the healthcare system. We are well-positioned to continue our momentum and support the return to health care in the coming months, which is reflected in the outlook we have provided for the remainder of 2021."

	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	Change	2021	2020	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,550	$1,827	39.5%	$5,270	$3,649	44.4%
Diagnostic Information Services revenues	$2,474	$1,764	40.2%	$5,117	$3,508	45.9%
Revenue per requisition			(3.6)%			8.1%
Requisition volume			45.2%			34.7%
Organic requisition volume			40.1%			30.0%
Operating income (a)	$533	$283	88.4%	$1,193	$458	160.5%
Operating income as a percentage of net revenues (a)	20.9%	15.5%	5.4%	22.6%	12.5%	10.1%
Net income attributable to Quest Diagnostics (a)	$631	$185	240.5%	$1,100	$284	287.0%
Diluted EPS (a) (b)	$4.96	$1.36	264.2%	$8.38	$2.09	300.7%
Cash provided by operations	$460	$355	30.1%	$1,191	$602	97.8%
Capital expenditures	$84	$82	2.5%	$170	$165	2.9%

Adjusted (a):
Operating income	$584	$294	98.0%	$1,292	$519	148.8%
Operating income as a percentage of net revenues	22.9%	16.1%	6.8%	24.5%	14.2%	10.3%
Net income attributable to Quest Diagnostics	$405	$193	109.5%	$913	$321	184.3%
Diluted EPS (b)	$3.18	$1.42	123.9%	$6.96	$2.36	194.5%
(a)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.
(b)The sum of reported and adjusted diluted EPS for the first two quarters of 2021 did not equal the totals for the six months ended June 30, 2021 due to both quarterly fluctuations in the company's earnings and in the weighted average common shares outstanding throughout the period as a result of the impact of accelerated share repurchase agreements ("ASRs") that the company entered into during April 2021.

Outlook for Full Year 2021

The company estimates its full year 2021 outlook as follows:

	Low	High
Net revenues	$9.54 billion	$9.79 billion
Net revenues increase	1.1%	3.7%
Reported diluted EPS	$11.48	$12.18
Adjusted diluted EPS	$10.65	$11.35
Cash provided by operations	At least $1.9 billion
Capital expenditures	Approximately $400 million

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, certain financial impacts resulting from the COVID-19 pandemic, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, costs associated with donations, contributions, and other financial support through Quest for Health Equity, the company’s initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities, a gain on sale of an ownership interest in a joint venture, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on the company's website at www.QuestDiagnostics.com/investor. The company suggests participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on July 22, 2021 until midnight Eastern Time on August 5, 2021, by phone at 866-360-3307 for domestic callers or 203-369-0162 for international callers. Anyone listening to the call is encouraged to read the company's periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, impacts of the COVID-19 pandemic and measures taken in response, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.

ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2021 and 2020
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net revenues	$2,550	$1,827	$5,270	$3,649

Operating costs and expenses and other operating income:
Cost of services	1,565	1,221	3,191	2,491
Selling, general and administrative	429	360	836	707
Amortization of intangible assets	25	25	52	50
Other operating income, net	(2)	(62)	(2)	(57)
Total operating costs and expenses, net	2,017	1,544	4,077	3,191

Operating income	533	283	1,193	458

Other income (expense):
Interest expense, net	(38)	(41)	(76)	(82)
Other income (expense), net	322	13	326	(3)
Total non-operating income (expense), net	284	(28)	250	(85)

Income before income taxes and equity in earnings of equity method investees	817	255	1,443	373
Income tax expense	(177)	(66)	(330)	(92)
Equity in earnings of equity method investees, net of taxes	10	4	27	18
Net income	650	193	1,140	299
Less: Net income attributable to noncontrolling interests	19	8	40	15
Net income attributable to Quest Diagnostics	$631	$185	$1,100	$284

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$5.05	$1.38	$8.52	$2.12

Diluted	$4.96	$1.36	$8.38	$2.09

Weighted average common shares outstanding:
Basic	125	134	129	134

Diluted	127	136	131	135

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
June 30, 2021 and December 31, 2020
(in millions, except per share data)
(unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$560	$1,158
Accounts receivable, net	1,255	1,520
Inventories	199	223
Prepaid expenses and other current assets	132	157
Total current assets	2,146	3,058
Property, plant and equipment, net	1,622	1,627
Operating lease right-of-use assets	589	604
Goodwill	7,045	6,873
Intangible assets, net	1,172	1,167
Investments in equity method investees	111	521
Other assets	176	176
Total assets	$12,861	$14,026

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,404	$1,633
Current portion of long-term debt	2	2
Current portion of long-term operating lease liabilities	145	141
Total current liabilities	1,551	1,776
Long-term debt	4,008	4,013
Long-term operating lease liabilities	492	499
Other liabilities	792	847
Redeemable noncontrolling interest	78	82
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both June 30, 2021 and December 31, 2020; 217 shares issued as of both June 30, 2021 and December 31, 2020	2	2
Additional paid-in capital	2,555	2,841
Retained earnings	10,246	9,303
Accumulated other comprehensive loss	(10)	(21)
Treasury stock, at cost; 95 and 84 shares as of June 30, 2021 and December 31, 2020, respectively	(6,894)	(5,366)
Total Quest Diagnostics stockholders’ equity	5,899	6,759
Noncontrolling interests	41	50
Total stockholders’ equity	5,940	6,809
Total liabilities and stockholders’ equity	$12,861	$14,026

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2021 and 2020
(in millions)
(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net income	$1,140	$299
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	201	174
Provision for credit losses	2	13
Deferred income tax (benefit) provision	(89)	23
Stock-based compensation expense	39	31
Gain on disposition of investment	(314)	—
Other, net	1	3
Changes in operating assets and liabilities:
Accounts receivable	265	(75)
Accounts payable and accrued expenses	(199)	42
Income taxes payable	85	51
Termination of interest rate swap agreements	—	40
Other assets and liabilities, net	60	1
Net cash provided by operating activities	1,191	602

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(231)	(228)
Capital expenditures	(170)	(165)
Proceeds from disposition of investment	755	—
Increase in investments and other assets	(10)	(18)
Net cash provided by (used in) investing activities	344	(411)

Cash flows from financing activities:
Proceeds from borrowings	—	749
Repayments of debt	(1)	(1,001)
Purchases of treasury stock	(1,910)	(75)
Exercise of stock options	68	117
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(22)	(13)
Dividends paid	(156)	(146)
Distributions to noncontrolling interest partners	(53)	(10)
Other financing activities, net	(59)	(16)
Net cash used in financing activities	(2,133)	(395)

Net change in cash and cash equivalents and restricted cash	(598)	(204)
Cash and cash equivalents and restricted cash, beginning of period	1,158	1,192
Cash and cash equivalents and restricted cash, end of period	$560	$988

Cash paid during the period for:
Interest	$78	$103
Income taxes	$335	$20

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$631	$185	$1,100	$284
Less: earnings allocated to participating securities	3	1	4	1
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$628	$184	$1,096	$283

Weighted average common shares outstanding - basic	125	134	129	134
Effect of dilutive securities:
Stock options and performance share units	2	2	2	1
Weighted average common shares outstanding - diluted	127	136	131	135

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$5.05	$1.38	$8.52	$2.12
Diluted	$4.96	$1.36	$8.38	$2.09

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended June 30, 2021
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$533	20.9%	$(177)	$10	$631	$4.96
Restructuring and integration charges (a)	21	0.9	(5)	—	16	0.12
Other (b)	5	0.1	(1)	—	4	0.03
Gain on sale of ownership in joint venture (c)	—	—	55	—	(259)	(2.04)
Amortization expense	25	1.0	(7)	—	18	0.15
ETB	—	—	(5)	—	(5)	(0.04)
As adjusted	$584	22.9%	$(140)	$10	$405	$3.18

	Six Months Ended June 30, 2021
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$1,193	22.6%	$(330)	$27	$1,100	$8.38
Restructuring and integration charges (a)	38	0.7	(9)	—	29	0.22
Other (b)	5	0.1	(4)	8	9	0.07
Gain on sale of ownership in joint venture (c)	—	—	55	—	(259)	(1.98)
COVID-19 impact (d)	4	0.1	(1)	—	3	0.03
Amortization expense	52	1.0	(14)	2	40	0.31
ETB	—	—	(9)	—	(9)	(0.07)
As adjusted	$1,292	24.5%	$(312)	$37	$913	$6.96

	Three Months Ended June 30, 2020
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$283	15.5%	$(66)	$4	$185	$1.36
Restructuring and integration charges (a)	9	0.6	(1)	—	8	0.06
COVID-19 impact (d)	(23)	(1.3)	10	(3)	(17)	(0.13)
Amortization expense	25	1.3	(7)	3	21	0.16
ETB	—	—	(4)	—	(4)	(0.03)
As adjusted	$294	16.1%	$(68)	$4	$193	$1.42

	Six Months Ended June 30, 2020
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (e)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$458	12.5%	$(92)	$18	$284	$2.09
Restructuring and integration charges (a)	25	0.7	(5)	—	20	0.15
COVID-19 impact (d)	(14)	(0.4)	7	(3)	(13)	(0.10)
Amortization expense	50	1.4	(14)	6	42	0.31
ETB	—	—	(12)	—	(12)	(0.09)
As adjusted	$519	14.2%	$(116)	$21	$321	$2.36

(a)For both the three and six months ended June 30, 2021, represents costs primarily associated with workforce reductions, systems conversions and integration incurred in connection with further restructuring and integrating our business. For both the three and six months ended June 30, 2020, represents costs primarily associated with systems conversions and integration incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on the company's consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(dollars in millions)
Cost of services	$12	$3	$19	$10
Selling, general and administrative	9	6	19	15
Operating income	$21	$9	$38	$25

(b)For the three months ended June 30, 2021, the pre-tax impact primarily represents costs associated with donations, contributions and other financial support through Quest for Health Equity, recorded in selling, general and administrative expenses. For the six months ended June 30, 2021, the pre-tax impact represents an $8 million non-cash impairment to the carrying value of an equity method investment recorded in equity in earnings of equity method investees, net of taxes, and $5 million of costs associated with donations, contributions and other financial support through Quest for Health Equity, recorded in selling, general and administrative expenses.

(c)For the three and six months ended June 30, 2021, the pre-tax impact represents a gain of $314 million recorded in other income (expense), net following the sale of the company's 40% ownership interest in Q2 Solutions®, its clinical trials central laboratory services joint venture, to IQVIA Holdings, Inc., its joint venture partner, for $760 million in an all-cash transaction.

(d)For the six months ended June 30, 2021 and both the three and six months ended June 30, 2020, represents the impact of certain items resulting from the COVID-19 pandemic. For the six months ended June 30, 2021, includes incremental costs incurred to protect the health and safety of the company's employees and customers. For both the three and six months ended June 30, 2020, includes $65 million of income recognized attributable to the receipt of the initial tranche of funds from the government that were appropriated to healthcare providers under the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act"), partially offset by expense associated with a payment to eligible employees to help offset expenses they incurred as a result of COVID-19, certain asset impairment charges, and incremental costs incurred primarily to protect the health and safety of the company's employees and customers. During the three months ended September 30, 2020, the company reversed the $65 million of income received from the government under the CARES Act, which funds were returned during the three months ended December 31, 2020.

The following table summarizes the pre-tax impact of these COVID-19 items on the company's consolidated statements of operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(dollars in millions)
Cost of services	$—	$34	$4	$35
Selling, general and administrative	—	5	—	8
Other operating income, net	—	(62)	—	(57)
Operating income	$—	$(23)	$4	$(14)

Net income attributable to noncontrolling interest	$—	$1	$—	$3

(e)For restructuring and integration charges, COVID-19 impacts, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2021 and 2020. For the gain on sale of ownership in joint venture, income tax expense on the transaction resulted in an effective income rate of 17.6%.

3)In April 2021, the company entered into ASRs with several financial institutions to repurchase $1.5 billion of the company's common stock as part of its share repurchase program. For the three months ended June 30, 2021, the company paid $1.5 billion to the financial institutions and received an initial amount of 9.1 million shares of its common stock, for a value of $1.2 billion, which represents 80% of the total value of shares to be repurchased under the ASRs. The specific number of shares that the company ultimately will purchase under the ASRs will be based on the average of the daily volume-weighted average price per share of the company's common stock during a repurchase period. There were no other shares repurchased during three months ended June 30, 2021. For the six months ended June 30, 2021, the company repurchased 12.5 million shares of its common stock for $1.6 billion, including 9.1 million shares repurchased under ASRs. In each of February and March 2021, the company's Board of Directors increased the size of its share repurchase program by $1 billion. As of June 30, 2021, $1.3 billion remained available under the company's share repurchase authorization.

4)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2021 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2021. Additionally, the amount of ETB is dependent upon employee stock option exercises and the company's stock price, which are difficult to predict. The following table reconciles our full year 2021 outlook for adjusted diluted EPS to the corresponding amounts determined under GAAP:

	Low	High
Diluted EPS	$11.48	$12.18
Restructuring and integration charges (a)	0.46	0.46
COVID-19 impact (b)	0.03	0.03
Amortization expense (c)	0.62	0.62
Costs associated with Quest for Health Equity (d)	0.21	0.21
Gain on sale of ownership in joint venture (e)	(2.02)	(2.02)
ETB	(0.13)	(0.13)
Adjusted diluted EPS	$10.65	$11.35

(a)Represents estimated pre-tax charges of $75 million primarily associated with workforce reductions, systems conversions and integration costs incurred in connection with further restructuring and integrating our business and impairment charges. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax charges of $4 million associated with the impact of certain items resulting from the COVID-19 pandemic. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(c)Represents the estimated impact of amortization expense on the calculation of adjusted diluted EPS. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

Amortization of intangible assets	$104
Amortization expense included in equity in earnings of equity method investees, net of taxes	2
Total pre-tax amortization expense	$106

Total amortization expense, net of an estimated tax benefit using a combined statutory income tax rate of 25.5%	$79

(d)Represents estimated pre-tax charges of $35 million associated with donations, contributions and other financial support through Quest for Health Equity. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(e)Represents a pre-tax gain of $314 million recorded in other income (expense), net following the sale of the company's 40% ownership in Q2 Solutions®. Income tax expense on the transaction resulted in an effective income tax rate of 17.6%.